                                                                    EXHIBIT 10.8

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement"), made as of this 26th day of December, 2000, between M. THOMAS GRUMBACHER ("Grumbacher"), with an address at 2801 E. Market Street, York, Pennsylvania 17402, and MBM LAND ASSOCIATES LIMITED PARTNERSHIP ("MBM"), a Pennsylvania limited partnership, with an address at c/o Wolf, Block, Schorr & Solis-Cohen, 1650 Arch Street, Philadelphia, Pennsylvania 19103 (Grumbacher and MBM being jointly referred to herein as "Seller") and THE BON-TON DEPARTMENT STORES, INC., a Pennsylvania corporation ("Buyer"), with an address at 2801 E. Market Street, York, Pennsylvania 17402.

                                   BACKGROUND

         A. The York Galleria Premises

                  1. MBM owns the parcel of land more particularly described in Exhibit A hereto, together with all easements, rights and privileges appurtenant thereto (the "York Galleria Premises").

                  2. The York Galleria Premises are subject to the terms and conditions of that certain Operating Agreement dated October 19, 1989, as amended, presently among MBM, Buyer and York Galleria Limited Partnership (the "Operating Agreement").

                  3. MBM, as landlord, and Buyer, as tenant, are parties to that certain Agreement of Lease dated October 19, 1989, as amended, with respect to the York Galleria Premises (the "York Galleria Premises Lease").

         B. The York Distribution Center Premises

                  1. MBM owns the parcel of land more particularly described in Exhibit B hereto, together with all easements, rights and privileges appurtenant thereto ("Lot 1").

                  2. MBM, as landlord, and Buyer, as tenant, are parties to that certain Agreement of Lease dated March 9, 1989, as amended, with respect to Lot 1 (the "Lot 1 Lease").

                  3. Grumbacher owns the parcel of land more particularly described in Exhibit C hereto, together with all easements, rights and privileges appurtenant thereto ("Lot 2").

                  4. Grumbacher, as landlord, and Buyer, as tenant, are parties to that certain lease dated July 1, 1987, as amended, with respect to Lot 2 (the "Lot 2 Lease").

                  5. MBM owns a 5.54% interest in, and Grumbacher owns the remaining 94.46% interest in, the parcel of land more particularly described in Exhibit D hereto, together with all easements, rights and privileges appurtenant thereto ("Lot 3").

                  6. MBM and Grumbacher, as landlord, and Buyer, as tenant, are parties to that certain lease dated January 1, 1991, as amended, with respect to Lot 3 (the "Lot 3 Lease").

                  7. Lot 1, Lot 2 and Lot 3 are sometimes hereinafter referred to, in the aggregate, as the "York Distribution Center Premises".

         C. Improvements. Seller acknowledges that all improvements upon the Property (as hereinafter defined) are owned by Buyer.

         D. Sale of Property. Seller is prepared to sell, transfer and convey the York Galleria Premises and the York Distribution Center Premises to Buyer, and Buyer is prepared to purchase and accept the same from Seller, all for the purchase price and on the other terms and conditions hereinafter set forth.


                              TERMS AND CONDITIONS

         In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

         1. Sale and Purchase. Seller hereby agrees to sell, transfer and convey each of the York Galleria Premises and the York Distribution Center Premises (together, referred to as the "Property") to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, in each case for the Purchase Price and on and subject to the other terms and conditions set forth in this Agreement.

         2. Purchase Price. The aggregate purchase price for the Property (the "Purchase Price") shall be Two Million Five Hundred Thousand Dollars ($2,500,000.00), which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer at Closing by wire transfer of immediately available federal funds, in all cases payable to or transferred to the order or account of Seller or such other person as Seller may designate in writing. The Purchase Price is allocated as follows:

York Galleria Premises           $  572,504.83
Lot 1                            $  342,957.73
Lot 2                            $  748,453.82
Lot 3                            $  836,083.61
                                 $   2,500,000

         3. Representations and Warranties of Seller. Grumbacher and/or MBM represent and warrant to Buyer as follows:

                  3.1 Authority. MBM has taken all partnership action necessary to approve and effect the transactions contemplated hereby and authorize execution of this Agreement by the individual who is executing it; and no consents of any third party to such partnership actions are required. MBM is a duly formed and validly existing limited partnership of the State of Pennsylvania, in good standing.

                  3.2 No Rights in Others. Seller has not granted any tenancy or other interest or right of occupancy in or with respect to all or any portion of the Property, except as provided in this Agreement.

                  3.3 Contracts. There are no construction, management, leasing, service, equipment, supply, maintenance or concession agreements (oral or written, formal or informal) entered by Seller with respect to or affecting all or any portion of the Property.

                  3.4 Litigation. To the actual current knowledge of Seller, and except as may be known by Buyer, there is no action, suit or proceeding pending against or affecting all or any portion of the Property or relating to or arising out of the ownership of all or any portion of the Property, or this Agreement or the transactions contemplated hereby, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, whether or not covered by insurance, including but not limited to proceedings for or involving condemnation, eminent domain, alleged building code or zoning violations, personal injuries or property damage. There is no insolvency or bankruptcy proceeding pending or, to the knowledge of Seller, contemplated involving Seller as debtor.

                  3.5 "FIRPTA". Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Internal Revenue Code.

         4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                  4.1 Authority. Buyer has taken all corporate and other action necessary to approve and effect the transactions contemplated hereby and authorize execution of this Agreement by the individuals who are executing it. Buyer is a duly formed and validly existing corporation of the State of Pennsylvania, in good standing.

                  4.2 Brokers. Buyer has dealt with no real estate broker in connection with the sale and purchase transactions reflected in this Agreement.

         5. Conditions Precedent to Buyer's Obligations. All of Buyer's obligations hereunder (including, without limitation, its obligation to purchase and accept the Property from Seller) are expressly conditioned on the satisfaction at or before the time of Closing hereunder or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option);

                  5.1 Accuracy of Representations. All of the covenants, representations and warranties of Seller contained in this Agreement shall have been true and correct when made, and shall be true and correct on the date of Closing with the same effect as if made on and as of such date.

                  5.2 Performance. Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

                  5.3 Documents and Deliveries. All instruments and documents required on Seller's part to be delivered pursuant to the provisions of this Agreement, all as set forth in Section 8.2 hereof, shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein and otherwise reasonably satisfactory to Buyer and Seller and their respective counsel.

                  5.4 Title. Title to the Property shall be good and marketable and insurable as such by any reputable title insurance company (the "Title Insurer"), including, to the extent applicable, insurance of easements appurtenant, and, with respect to Lot 1, Lot 2 and Lot 3, as single contiguous parcels, at standard basic rates for ordinary risks, free and clear of all mortgages, liens, claims, judgments, encumbrances, ground rents, leases, tenancies, rights of occupancy, licenses, security interests, covenants, conditions, restrictions, rights of way, easements, encroachments and any other matters affecting title, except only the items set forth on Exhibit "E" attached hereto (the "Permitted Exceptions"). Buyer shall pay all costs and premiums to purchase any title insurance policy and all endorsements.

         6. Conditions Precedent to Seller's Obligations. All of Seller's obligations hereunder (including, without limitation, its obligation to sell and convey the Property to Buyer) are expressly conditioned on the satisfaction at or before the time of Closing hereunder or at or before such earlier time expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Seller, at Seller's option):

                  6.1 Accuracy of Representations. All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct when made, and shall be true and correct on the date of Closing with the same effect as if made on and as of such date.

                  6.2 Performance. Buyer shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

                  6.3 Documents and Deliveries. All instruments and documents required on Buyer's part to be delivered pursuant to this Agreement, all as set forth in Section 8.3 hereof, shall be delivered to Seller and shall be in form and substance consistent with the requirements herein and otherwise reasonably satisfactory to Seller and Buyer and their respective counsel.

         7. Failure of Conditions. In the event Seller shall not be able to convey title to the Property on the date of Closing in accordance with the provisions of this Agreement or if all of the conditions precedent set forth in
Section 5 hereof have not been satisfied in full at or prior to Closing, then Buyer shall have the option, as Buyer's sole and exclusive rights and remedies, exercisable by written notice to Seller at or prior to the Closing, of (1) accepting at Closing such title as Seller is able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price except for adjustment equal to the amount of any monetary lien or monetary judgment of a fixed and liquidated amount together with interest thereon, (provided that Buyer satisfies such lien or judgment) if any, or (2) declining to proceed to Closing; and in the latter event all obligations, liabilities and rights of the parties under this Agreement shall terminate.

         8. Closing; Deliveries.

                  8.1 The Closing under this Agreement (the "Closing") with respect to the York Gallery Premises and Lot 1 and Lot 2 shall be held at 10:00 a.m. on December 27, 2000 at the offices of Reed Smith LLP, 375 Park Avenue, New York, New York 10152, unless another time, date or place is agreed to in writing by both Seller and Buyer. Closing under this Agreement with respect to Lot 3 shall be held at 10:00 a.m. on January 5, 2001 at the offices of Buyer, 2801 East Market Street, York, Pennsylvania, unless another time, date or place is agreed to in writing by both Seller and Buyer.

                  8.2 At Closing, Grumbacher and/or MBM shall deliver to Buyer the following (all in form and substance reasonably satisfactory to Buyer and Seller and Buyer's and Seller's counsel):

                           8.2.1 A special warranty deed, duly executed and
acknowledged by MBM and/or Grumbacher, and in proper form for recording, conveying fee simple title to Buyer, as hereinafter noted:

         Parcel                 Grantor
York Galleria Premises         MBM
Lot 1                          MBM
Lot 2                          Grumbacher
Lot 3                          MBM and Grumbacher

                           8.2.2 Such customary Seller affidavits as the Title
Insurer shall reasonably require in order to issue, without extra charge, policies of title insurance.

                           8.2.3 The Foreign Investors Real Property Tax Act
Certification and Affidavit in the form attached hereto as Exhibit F.

                           8.2.4 All other instruments and documents elsewhere
specified in this Agreement.

                  8.3 At Closing, Buyer shall deliver to Seller the following (all in form and substance reasonably satisfactory to Buyer and Seller and Buyer's and Seller's counsel):

                           8.3.1 A wire transfer in the amount and manner
required under Section 2 hereof.

                           8.3.2 Any other instruments and documents elsewhere
specified in this Agreement.

         9. Liabilities; Lease Terminations.

                  9.1 Liabilities and obligations of the Property accruing after the date of Closing and not arising by the action or inaction of Seller or due to the inaccuracy of Seller's warranties and representations made in this Agreement shall be the responsibility of Buyer or the Property, as the case may be.

                  9.2 Effective upon Closing, the term of each of The York Galleria Premises Lease, the Lot 1 Lease, the Lot 2 Lease and the Lot 3 Lease shall end with the same full force and effect as if the date of Closing were set forth therein as the last day of the term thereof, and there shall be a pro-ration of all rentals paid thereunder to the effect that rentals shall be due from Buyer for the period ending on the day preceding the Closing Date. Any rentals paid by Buyer applicable to a period subsequent to the day preceding the Closing Date shall be refunded to Buyer and any such refund may be deducted by Buyer from the Purchase Price.

         10. Expenses. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (i) all costs and expenses stated herein to be borne by a party, and (ii) all of their respective accounting, legal and appraisal fees. Buyer, in addition to its other expenses, shall pay for (a) all recording charges incident to the recording of the deeds for the Property, and
(b) all title insurance premiums. All realty transfer taxes, if any, shall be paid one-half by Buyer and one-half by Seller.

         11. Tender. Formal tender of an executed deed and purchase money is hereby waived; but nothing herein shall be deemed a waiver of the obligation of Seller to execute, acknowledge and deliver the deeds or other instruments referred to in Section 8 or the concurrent obligation of Buyer to pay the Purchase Price at Closing as provided in Section 2.

         12. Notices. All notices and other communications hereunder shall be in writing (whether or not a writing is expressly required hereby), and shall be deemed to have been given (i) if hand delivered or sent by an express mail service or by courier, then if and when delivered to and received by the respective parties at the below addressees (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (ii) if mailed, then on the next business day following the date on which such communication is deposited in the United States mails, by first class certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby):

                  If to Grumbacher:

                  M. Thomas Grumbacher
                  c/o Wolf Block Schorr & Solis-Cohen
                  1650 Arch Street
                  Philadelphia, PA   19103
                  Attention:  Henry F. Miller, Esq.


                  If to MBM:

                  MBM Land Associates Limited Partnership
                  c/o Wolf Block Schorr & Solis-Cohen
                  1650 Arch Street
                  Philadelphia, PA   19103
                  Attention:  Henry F. Miller, Esq.

                  If to Buyer:

                  The Bon-Ton Department Stores, Inc.
                  2801 E. Market Street
                  P. O. Box 2821
                  York, PA   17405
                  Attention:  Senior Vice President
                  Real Estate, Legal and Governmental Affairs


         13. Miscellaneous.

                  13.1 Governing Law; Parties in Interest. This Agreement shall be governed by the law of the Commonwealth of Pennsylvania, and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

                  13.2 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday in Pennsylvania, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

                  13.3 Time of the Essence. All times, wherever specified herein, for the performance by Seller or Buyer of their respective obligations hereunder, are of the essence of this Agreement.

                  13.4 Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  13.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  13.6 Exhibits. All Exhibits which are referred to herein and which are attached hereto are expressly made and constitute a part of this Agreement.

                  13.7 Entire Agreement; Amendments. This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertaking between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought. The parties hereto shall not record this Agreement.

                  13.8 As is. The Property is being purchased by Buyer in its "as is" and "where is" condition and Buyer has not relied upon any agreement, understanding, representation or warranty with respect to the Property by or on behalf of Seller, and Seller has not made any agreement, representation or warranty with respect to the Property except as expressly set forth in this Agreement.

                  13.9 Survival. The representations and warranties of Seller and Buyer set forth in this Agreement shall survive closing only for a period of one-year; and thereafter, only to the extent that written notice of a breach thereof shall have been given by one party to the other. Except as set forth in the preceding sentence, the covenants, agreements, and obligations of the parties set forth in this Agreement shall not survive Closing.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                              /s/ M. Thomas Grumbacher
                                     ------------------------------------------
                                     M. Thomas Grumbacher


                                     MBM Land Associates Limited Partnership

                                     By:  TG/MBM Land Corp.,
                                            Its general partner

                                     By:  /s/ M. Thomas Grumbacher
                                        ---------------------------------------
                                        M. Thomas Grumbacher, President

                                     THE BON-TON DEPARTMENT STORES, INC.


                                     By:  /s/ H. Stephen Evans
                                        ---------------------------------------
                                        H. Stephen Evans, Senior Vice President